Exhibit 4.6

Supplementary Agreement to the Loan Agreement

This Supplementary Agreement to the Loan Agreement (hereinafter referred to as “Supplementary Agreement”) is made and entered into as of September 4, 2017 by and between the following parties:

Party A: Qianjin Network Information Technology (Shanghai) Co., Ltd.

and

Party B: JIN Weimin

Party C: WANG Tao

Part D: CHEN Jingwu

(Hereinafter referred to as a “Party” individually, and the “Parties” collectively)

WHEREAS:

1.                    Party A entered into a Loan Agreement with Party B on September 11, 2007 (“Loan Agreement I”, see Attachment I).

2.                    Party A entered into a Loan Agreement with Party C also on September 11, 2007 (“Loan Agreement II”, see Attachment II).

3.                    Both Loan Agreement I and Loan Agreement II are about Party A providing loans to Party B/Party C with the funds invested as capital contribution into Beijing Run An Information Consultancy Co., Ltd. ( “Run An”).

4.                    Party B transferred all of his equity in Run An to Party D on September 4, 2017.

NOW THEREFORE, the Parties hereby agree to enter into this Supplementary Agreement according to following terms and conditions:

1.                  All of Party B’s rights and obligations under the Loan Agreement I are terminated by the execution of this Supplementary Agreement, and Party D shall undertake all rights and obligations under the Loan Agreement I in place of Party B.

2.                  Provision 2.1 of the Loan Agreement I and the Loan Agreement II shall be amended as follows: “The term of the loan starts from the date when Party B has received the loan until twenty (20) years after the execution of this Agreement”.

[Remainder of page intentionally left blank]

In witness whereof, each party has caused this Supplementary Agreement to be executed by himself, its legal representative or its duly authorized representative as of the date first written above.

Party A: Qianjin Network Information Technology (Shanghai) Company Limited

[Company Seal of Qianjin Network Information Technology (Shanghai) Company Limited]

Signature:	/s/ WANG Tao

Authorized representative:
Title:

Party B: JIN Weimin

Signature:	/s/ JIN Weimin

Party C: WANG Tao

Signature:	/s/ WANG Tao

Party D: CHEN Jingwu

Signature:	/s/ CHEN Jingwu

[Signature Page of the Supplementary Agreement to the Loan Agreement]

Attachment I:                  Loan Agreement I

Attachment II:             Loan Agreement II

LOAN AGREEMENT

This Loan Agreement (hereinafter referred to as “Agreement”) is made and entered into as of September 11, 2007 by and between the following parties:

Party A:        Qianjin Network Information Technology (Shanghai) Company Limited; and

Party B:                        JIN Weimin

Nationality: China

ID No.:

Address: No. 2-25, Tuan Jie Building, Shang Jian Road, Xian

(hereinafter referred to as to a “Party” individually, and the “Parties” collectively)

WHEREAS:

1.                  Party A is an enterprise incorporated in the People’s Republic of China (the “PRC”); and

2.                  Party A agrees to provide a loan to Party B with the funds invested as capital contribution into Beijing Run An Information Consultancy Company Limited (the “Run An”).

NOW THEREFORE, Party A and Party B hereby agree to enter into this Agreement under the following terms and conditions and to perform this Agreement according to such terms and conditions:

Article 1       Loan

1.1                                 Party A agrees to provide a loan to Party B with an aggregate principal amount of RMB3,000,000.

1.2                                 Party B agrees that the total amount of the loan is invested as capital contribution into Run An. Unless Party A’s prior written consent is obtained, Party B shall not use the aforementioned loan for any other purpose.

1.3                                 Both Parties hereby agree and confirm that, except as otherwise provided for herein, the loan under this Agreement is interest-free. However, if, at the time the loan is due and Party B needs to transfer his equity interests in Run An to Party A or its designated persons, the actual transfer price is higher than the loan principal due to legal requirements or other reasons, the amount in excess of the loan principal, to the extent permitted by law, shall be deemed as interests or capital utilization cost, which shall be repaid to Party A together with the loan principal.

1.4                                 Both parties hereby agree and confirm that Party B may repay the loan only in the following manner: if permitted by PRC laws, Party B or its successor or assign shall transfer the equity interests in the Company to Party A or its designated persons and use the proceeds from such transfer to repay the loan, when the loan is due and Party A gives a written notice.

1.5                                 Both parties hereby agree and confirm that Party B shall be deemed to have fully performed his obligations under this Agreement only if the following requirements are met:

1.5.1                     Party B has transferred all his equity interests in the Company to Party A and/or its designated persons; and,

1.5.2                     Party B has paid the total proceeds from such transfer or the maximum amount    (including principal and the highest loan interest permitted under then applicable law) allowed by applicable law as repayment of the loan to Party A.

1

Article 2       Term

2.1                                 The term of the loan starts from the date when Party B has received the loan until ten (10) years after the execution of this Agreement and may be extended upon written agreement of the Parties hereto.

2.2                               During the term of the loan or any extension thereof, Party A may notify Party B in writing that the loan under this Agreement is due and payable immediately and request Party B to repay the loan in the manner specified herein, if any of the following events occurs:

2.2.1                     Party B resigns from or is dismissed by Party A or its affiliates;

2.2.2                     Party B dies or becomes a person without capacity or with limited capacity for civil acts;

2.2.3                     Party B commits a crime or is involved in a crime; or

2.2.4                     Any other third party claims more than RMB500,000 against Party B.

Article 3       Representations and Warranties

3.1                                 Party A hereby represents and warrants to Party B that, as of the execution date of this Agreement:

3.1.1                     Party A is a wholly foreign-owned enterprise incorporated and validly existing under the laws of PRC;

3.1.2                     Party A has the right to execute and perform this Agreement. The execution and performance of this Agreement by Party A comply with its business scope, articles of association and other organizational documents. Party A has obtained all necessary and appropriate approvals and authorizations for the execution and performance of this Agreement;

3.1.3                     The principal of the loan to Party B is legally owned by Party A;

3.1.4                     The execution and performance of this Agreement by Party A do not violate any laws, regulations, approvals, authorizations, notices, other governmental documents to which Party A is subject, any agreement signed by it with any third party or any undertaking made by it to any third party; and

3.1.5                     When executed by the Parties hereto, this Agreement shall constitute the legal, valid and binding obligations of Party A.

3.2                                 Party B hereby represents and warrants to Party A that, from the execution date of this Agreement until this Agreement terminates:

3.2.1                     Run An is a company incorporated and validly existing under the laws of PRC;

3.2.2                     Party B has the right to execute and perform this Agreement. The execution and performance of this Agreement by Party B comply with its business scope, articles of association and other organizational documents. Party B has obtained all necessary and appropriate approvals and authorizations for the execution and performance of this Agreement;

3.2.3                     The execution and the performance of this Agreement by Party B do not violate any laws, regulations, approvals, authorizations, notices, other governmental documents to which Party B is subject, any agreement signed by Party B with any third party or any undertaking made by Party B to any third party;

3.2.4                     When executed by the parties hereto, this Agreement shall constitute the legal, valid and binding obligations of Party B;

3.2.5                     Party B has paid contribution in full for its equity interests in Run An in accordance with applicable laws and regulations;

2

3.2.6                     There are no pending or threatened disputes, litigation, arbitration or other administrative proceedings or other legal proceedings in connection with the equity interests of the Company held by Party B; and

3.2.7                     Run An has completed all necessary governmental approval, license, registration and filing.

Article 4       Disputes

4.1                                 Both parties shall strive to settle any dispute, conflict, or claim arising from the interpretation or performance (including any issue relating to the existence, validity and termination of this Agreement) in connection with this Agreement through friendly consultation. In case no settlement can be reached within thirty (30) day after one party requests for the settlement, each party may submit such dispute to China International Economic and Trade Arbitration Commission (the “CIETAC”) for arbitration in accordance with its rules. The arbitration award shall be final and binding upon the parties.

4.2                                 The seat of the arbitration shall be Shanghai.

4.3                                 The language for the arbitration proceedings shall be Chinese.

Article 5       Miscellaneous

5.1                                 This agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assignees. Without prior written approval of Party A, Party B can not assign, pledge or otherwise transfer any right, benefit or obligation under this agreement.

5.2                                 Party B agrees that Party A can assign its rights and duties under this Agreement to a third party when it thinks necessary, in which case Party A only needs to give a written notice to Party B and no further consent of Party B is required.

5.3                                 The execution, validity, interpretation, performance, amendment, termination and resolution of disputes in connection with this Agreement shall be governed by the laws of the PRC.

5.4                                 This Agreement shall be formed on the date of execution. And both parties hereto agree that the terms and conditions of this Agreement shall be effective as of the date on which Party B has obtained the loan and shall expire when both parties have fully performed their obligations under this Agreement.

5.5                                 Party B cannot terminate or revoke this Agreement unless (a) Party A commits a gross negligence, fraud or other material illegal acts; or (b) Party A goes bankrupt.

5.6                                 This Agreement may not be amended or modified except with a written agreement reached by both parties. In case of anything not covered herein, both parties may sign a written supplementary agreement. Any amendment, modification, supplement or annex to this Agreement shall form an integral part of this Agreement.

5.7                                 This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matters hereof and supersedes all prior verbal discussions or written agreements between the parties with respect to subject matters hereof.

5.8                                 This Agreement is severable. If any clause of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall have no effect on the validity or enforceability of the remainder of this Agreement.

5.9                                 Each party should protect the confidentiality of the information concerning the other party’s business, operation, financial situation or other confidential information obtained under this Agreement or during the performance of this Agreement.

5.10                          This Agreement shall be executed in two originals, with each party holding one original. All originals shall have the same legal effect.

3

IN WITNESS WHEREOF, each party has caused this Agreement to be executed by himself, its legal representative or its duly authorized representative as of the date first written above.

Party A: Qianjin Network Information Technology (Shanghai) Company Limited

[Company Seal of Qianjin Network Information Technology (Shanghai) Company Limited]

Signature:	/s/ Rick Yan

Authorized Representative:
Title:

Party B: JIN Weimin

Signature:	/s/ JIN Weimin

4

LOAN AGREEMENT

This Loan Agreement (hereinafter referred to as “Agreement”) is made and entered into as of September 11, 2007 by and between the following parties:

Party A:        Qianjin Network Information Technology (Shanghai) Company Limited; and

Party B:                        WANG Tao

Nationality: China

ID No.:

Address: No. 6, Deng Lai Hutong, Xuanwu District, Beijing

(hereinafter referred to as to a “Party” individually, and the “Parties” collectively)

WHEREAS:

3.                  Party A is an enterprise incorporated in the People’s Republic of China (the “PRC”); and

4.                  Party A agrees to provide a loan to Party B with the funds invested as capital contribution into Beijing Run An Information Consultancy Company Limited (the “Run An”).

NOW THEREFORE, Party A and Party B hereby agree to enter into this Agreement under the following terms and conditions and to perform this Agreement according to such terms and conditions:

Article 1       Loan

1.1                                 Party A agrees to provide a loan to Party B with an aggregate principal amount of RMB3,000,000.

1.2                                 Party B agrees that the total amount of the loan is invested as capital contribution into Run An. Unless Party A’s prior written consent is obtained, Party B shall not use the aforementioned loan for any other purpose.

1.3                                 Both Parties hereby agree and confirm that, except as otherwise provided for herein, the loan under this Agreement is interest-free. However, if, at the time the loan is due and Party B needs to transfer his equity interests in Run An to Party A or its designated persons, the actual transfer price is higher than the loan principal due to legal requirements or other reasons, the amount in excess of the loan principal, to the extent permitted by law, shall be deemed as interests or capital utilization cost, which shall be repaid to Party A together with the loan principal.

1.4                                 Both parties hereby agree and confirm that Party B may repay the loan only in the following manner: if permitted by PRC laws, Party B or its successor or assign shall transfer the equity interests in the Company to Party A or its designated persons and use the proceeds from such transfer to repay the loan, when the loan is due and Party A gives a written notice.

1.5                                 Both parties hereby agree and confirm that Party B shall be deemed to have fully performed his obligations under this Agreement only if the following requirements are met:

1.5.1                     Party B has transferred all his equity interests in the Company to Party A and/or its designated persons; and,

1.5.2                     Party B has paid the total proceeds from such transfer or the maximum amount (including principal and the highest loan interest permitted under then applicable law) allowed by applicable law as repayment of the loan to Party A.

Article 2       Term

2.1                                 The term of the loan starts from the date when Party B has received the loan until ten (10) years after the execution of this Agreement and may be extended upon written agreement of the Parties hereto.

2.2                                 During the term of the loan or any extension thereof, Party A may notify Party B in writing that the loan under this Agreement is due and payable immediately and request Party B to repay the loan in the manner specified herein, if any of the following events occurs:

2.2.1                     Party B resigns from or is dismissed by Party A or its affiliates;

2.2.2                     Party B dies or becomes a person without capacity or with limited capacity for civil acts;

2.2.3                     Party B commits a crime or is involved in a crime; or

2.2.4                     Any other third party claims more than RMB500,000 against Party B.

Article 3       Representations and Warranties

3.1                                 Party A hereby represents and warrants to Party B that, as of the execution date of this Agreement:

3.1.1                     Party A is a wholly foreign-owned enterprise incorporated and validly existing under the laws of PRC;

3.1.2                     Party A has the right to execute and perform this Agreement. The execution and performance of this Agreement by Party A comply with its business scope, articles of association and other organizational documents. Party A has obtained all necessary and appropriate approvals and authorizations for the execution and performance of this Agreement;

3.1.3                     The principal of the loan to Party B is legally owned by Party A;

3.1.4                     The execution and performance of this Agreement by Party A do not violate any laws, regulations, approvals, authorizations, notices, other governmental documents to which Party A is subject, any agreement signed by it with any third party or any undertaking made by it to any third party; and

3.1.5                     When executed by the Parties hereto, this Agreement shall constitute the legal, valid and binding obligations of Party A.

3.2                                 Party B hereby represents and warrants to Party A that, from the execution date of this Agreement until this Agreement terminates:

3.2.1                     Run An is a company incorporated and validly existing under the laws of PRC;

3.2.2                     Party B has the right to execute and perform this Agreement. The execution and performance of this Agreement by Party B comply with its business scope, articles of association and other organizational documents. Party B has obtained all necessary and appropriate approvals and authorizations for the execution and performance of this Agreement;

3.2.3                     The execution and the performance of this Agreement by Party B do not violate any laws, regulations, approvals, authorizations, notices, other governmental documents to which Party B is subject, any agreement signed by Party B with any third party or any undertaking made by Party B to any third party;

3.2.4                     When executed by the parties hereto, this Agreement shall constitute the legal, valid and binding obligations of Party B;

3.2.5                     Party B has paid contribution in full for its equity interests in Run An in accordance with applicable laws and regulations;

3.2.6                     There are no pending or threatened disputes, litigation, arbitration or other administrative proceedings or other legal proceedings in connection with the equity interests of the Company held by Party B; and

3.2.7                     Run An has completed all necessary governmental approval, license, registration and filing.

Article 4       Disputes

4.1                                 Both parties shall strive to settle any dispute, conflict, or claim arising from the interpretation or performance (including any issue relating to the existence, validity and termination of this Agreement) in connection with this Agreement through friendly consultation. In case no settlement can be reached within thirty (30) day after one party requests for the settlement, each party may submit such dispute to China International Economic and Trade Arbitration Commission (the “CIETAC”) for arbitration in accordance with its rules. The arbitration award shall be final and binding upon the parties.

4.2                                 The seat of the arbitration shall be Shanghai.

4.3                                 The language for the arbitration proceedings shall be Chinese.

Article 5       Miscellaneous

5.1                                 This agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assignees. Without prior written approval of Party A, Party B can not assign, pledge or otherwise transfer any right, benefit or obligation under this agreement.

5.2                                 Party B agrees that Party A can assign its rights and duties under this Agreement to a third party when it thinks necessary, in which case Party A only needs to give a written notice to Party B and no further consent of Party B is required.

5.3                                 The execution, validity, interpretation, performance, amendment, termination and resolution of disputes in connection with this Agreement shall be governed by the laws of the PRC.

5.4                                 This Agreement shall be formed on the date of execution. And both parties hereto agree that the terms and conditions of this Agreement shall be effective as of the date on which Party B has obtained the loan and shall expire when both parties have fully performed their obligations under this Agreement.

5.5                                 Party B cannot terminate or revoke this Agreement unless (a) Party A commits a gross negligence, fraud or other material illegal acts; or (b) Party A goes bankrupt.

5.6                                 This Agreement may not be amended or modified except with a written agreement reached by both parties. In case of anything not covered herein, both parties may sign a written supplementary agreement. Any amendment, modification, supplement or annex to this Agreement shall form an integral part of this Agreement.

5.7                                 This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matters hereof and supersedes all prior verbal discussions or written agreements between the parties with respect to subject matters hereof.

5.8                                 This Agreement is severable. If any clause of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall have no effect on the validity or enforceability of the remainder of this Agreement.

5.9                                 Each party should protect the confidentiality of the information concerning the other party’s business, operation, financial situation or other confidential information obtained under this Agreement or during the performance of this Agreement.

5.10                          This Agreement shall be executed in two originals, with each party holding one original. All originals shall have the same legal effect.

IN WITNESS WHEREOF, each party has caused this Agreement to be executed by himself, its legal representative or its duly authorized representative as of the date first written above.

Party A: Qianjin Network Information Technology (Shanghai) Company Limited

[Company Seal of Qianjin Network Information Technology (Shanghai) Company Limited]

Signature:	/s/ Rick Yan

Authorized Representative:
Title:

Party B: WANG Tao

Signature:	/s/ WANG Tao